UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2013

HORIZON LINES, INC.

(Exact name of registrant as specified in its Charter)

Delaware	001-32627	74-3123672
(State or Other Jurisdiction of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4064 Colony Road, Suite 200

Charlotte, North Carolina 28211

(Address of Principal Executive Offices, including Zip Code)

(704) 973-7000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of matters to a Vote of Security Holders.

Horizon Lines, Inc. (the “Company”) held its Annual Meeting of Shareholders on June 6, 2013. At the meeting, shareholders elected each of the nominees nominated by the Board of Directors (the “Board”) to serve a three-year term on the Company’s Board. Shareholders also approved an Amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock of the Company from 100,000,000 to 150,000,000. Further, Shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2013. Finally, shareholders approved, on an advisory basis, the Company’s executive compensation program for its named executive officers, as described in the Company’s Proxy Statement.

Set forth below are the final voting results for each of the proposals.

Election of Director Nominees

Director	For	Withheld	Broker Non-Votes
Martin Tuchman	30,528,768	30,393	2,586,351
Samuel A. Woodward	30,526,151	33,010	2,586,351

Amend the Company’s Restated Certificate of Incorporation to Increase the Number of Authorized Shares

For	Against	Abstain
20,141,894	12,997,457	6,161

Ratification of Ernst & Young LLP as Independent Registered Public Accounting Firm

For	Against	Abstain
33,123,719	14,886	6,907

Approval of Company’s Executive Compensation for Named Executive Officers

For	Against	Abstain	Broker Non-Votes
30,454,221	98,947	5,993	2,586,351

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON LINES, INC.
(Registrant)

Date: June 6, 2013	By:	/s/ Michael T. Avara
Michael T. Avara
Executive Vice President and
Chief Financial Officer